Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Teda Travel Group Inc. dated 16 April, 2004 of our report dated September 18, 2003, appearing in the Annual Report on Form 10-KSB of Teda Travel Group Inc. for the year ended June 30, 2003.

/s/ Harper & Pearson

Houston, Texas

April 16, 2004